UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

ART’S-WAY MANUFACTURING CO., INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-05131	42-0920725
(Commission File Number)	(IRS Employer
Identification No.)
5556 Highway 9 Armstrong, Iowa 50514
(Address of principal executive offices) (Zip Code)

(712) 208-8467
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value	ARTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 2.02	Results of Operations and Financial Condition.

On October 4, 2024, Art’s-Way Manufacturing Co., Inc. (the “Company”) issued a press release announcing its financial results for the three months and nine months ended August 31, 2024. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this Current Report on Form 8-K as if fully set forth herein.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto and incorporated herein, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On October 1, 2024, Art’s-Way Manufacturing Co., Inc. (the “Company”) and David A. King, the Company’s Chief Executive Officer since 2020, mutually agreed to terminate Mr. King’s employment agreement and employment with the Company effective immediately. In connection with such termination, Mr. King resigned as the Company’s Chief Executive Officer and from any other positions he held as an officer or director of the Company or its affiliates, and the Company and Mr. King entered into a Separation Agreement and General Release (the “Separation Agreement”).

Pursuant to the Separation Agreement, and subject to Mr. King not revoking the Separation Agreement within the applicable statutory revocation period, the Company agreed to provide Mr. King with severance pay equal to 12 weeks of salary at current levels, less applicable taxes and withholdings, in installments in accordance with the Company’s regular payroll schedule. In addition, if Mr. King timely elects continued health insurance under COBRA, the Company agreed to pay an amount equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. King if he had remained employed by the Company for the first three months of coverage following the separation date.

The Separation Agreement further provides for general release and non-disparagement provisions running in favor of the Company, and acknowledges that the confidentiality, non-competition and assignment of invention provisions of the Company’s March 2020 employment agreement with Mr. King will survive the termination of such agreement.

The full text of the Separation Agreement is set forth in Exhibit 1.01 attached hereto and is incorporated by reference in this Current Report on Form 8-K as if fully set forth herein.

Appointment of Chief Executive Officer

On October 4, 2024, the Company’s Board of Directors appointed Marc H. McConnell, Chairman of the Company’s Board of Directors, to serve as President and Chief Executive Officer, effective immediately. In this capacity, Mr. McConnell will serve as the Company’s principal executive officer. Mr. McConnell, age 45, has served as a director of the Company since 2001.

Mr. McConnell is currently the President of Bauer Corporation and McConnell Holdings, Inc. Mr. McConnell previously served as the Chairman of the Board, Chairman of the Audit Committee, Chairman of the Executive Committee of Integrated Financial Holdings, Inc., a financial holding company headquartered in Raleigh, North Carolina. Mr. McConnell had served as a director of Integrated Financial Holdings, Inc. and/or its subsidiary bank, West Town Bank & Trust, since 2009. Effective October 1, 2024, Mr. McConnell was appointed to the board of directors of Capital Bancorp, Inc. following the merger of Integrated Financial Holdings, Inc. with and into Capital Bancorp, Inc. Mr. McConnell will also serve on the board of directors of Capital Bank, N.A., which is a wholly owned subsidiary of Capital Bancorp, Inc. with its main office in Rockville, Maryland. Capital Bancorp, Inc. is a Nasdaq-listed company with a class of securities registered pursuant to Section 12 of the Exchange Act. From May 2019 until August 2024, Mr. McConnell served as a director of Dogwood State Bank, a North Carolina state-charted bank with its main office in Raleigh, North Carolina. Mr. McConnell has served as a director of the American Ladder Institute since 2004 and served as its President from 2006 to 2010. Mr. McConnell was also named a director of the Farm Equipment Manufacturers Association in October 2007, served as its President from 2013 to 2014 and served as its Treasurer from October 2015 to October 2016. Mr. McConnell was appointed to the Art’s Way Board in July 2001 and served as Vice Chairman of the Board from January 2008 to April 2015, at which time he became Art’s Way’s Chairman. He currently resides in Raleigh, North Carolina. Among other attributes, skills, and qualifications, the Board believes that Mr. McConnell’s involvement and experience in the farm equipment manufacturing industry, particularly in leadership positions with similarly situated companies, contribute to his ability to understand the challenges and opportunities facing the Company and to guide its long-term strategies.

McConnell Legacy Investments LLC is the Company’s largest shareholder, holding approximately 42% of the Company’s outstanding common stock. Mr. McConnell is the managing member of McConnell Legacy Investments LLC and has voting and dispositive control over the Company securities held by McConnell Legacy Investments LLC. McConnell Legacy Investments LLC is partially owned by a trust (the “Trust”) under the terms of the Estate of the former Vice Chairman of the Company’s Board of Directors, J. Ward McConnell. The Trust is providing a guarantee of approximately 38% of the balance of our $2,600,000 term loan from Bank Midwest, as required by the United States Department of Agriculture in connection with its guarantee of the same loan. In exchange, the Trust receives a fee of 2% of the guaranteed amount. For fiscal years 2022 and 2023, the fees paid to the Trust, as guarantor, were $16,849 and $16,111, respectively.

Pursuant to the Company's existing director compensation plan, Mr. McConnell currently receives annual compensation of $267,750 for his service as Chairman of the Board, paid in monthly installments. Also pursuant to the director compensation plan, Mr. McConnell receives common stock grants of 1,000 shares on the date of each annual meeting at which he is elected as a director and 1,000 shares of common stock on the last day of each fiscal quarter. The Company's Compensation Committee is in the process of independently reviewing Mr. McConnell’s compensation package in light of his appointment of President and Chief Executive Officer.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Shell Company Transactions: None

(d)	Exhibits:

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and General Release dated October 1, 2024 between Art’s-Way Manufacturing Co., Inc. and David A. King

[99.1	Press Release of Art’s-Way Manufacturing Co., Inc., dated October 4, 2024.]

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2024

ART’S-WAY MANUFACTURING CO., INC. /s/ Michael W. Woods
Michael W. Woods Chief Financial Officer